Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Bernard H. Clineburg,
Tysons Corner, Virginia	Chairman, Chief Executive Officer
July 22, 2009	or
Mark A. Wendel,
EVP, Chief Financial Officer
703-584-3400

CARDINAL REPORTS INCREASED SECOND QUARTER EARNINGS

ASSET QUALITY REMAINS STRONG, LOANS AND DEPOSITS GREW 12%

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”) today reported earnings of $2.1 million, or $0.08 per diluted share, for the three month period ended June 30, 2009.   This compares to net income of $874,000, or $0.04 per diluted share, for the same period of 2008.  For the six month period ended June 30, 2009, earnings totaled $4.3 million, or $0.17 per diluted share, a 48% increase over the six month period ended June 30, 2008.

Included in the 2009 results is an increase in the level of loan loss provisioning that continues to be influenced by ongoing negative economic conditions. When comparing the current quarter to the same quarter last year, the provision expense increased $715,000.  For the comparable six month periods, there was an increase of $1.6 million in this expense.  Additionally, 2009 results were impacted by FDIC insurance assessments which increased $1.1 million and $1.4 million for the three and six months ended June 30, 2009, reducing earnings by $0.03 and $0.04 per diluted share, respectively, versus the same periods in 2008. The increased expense is a result of changes in the FDIC’s calculation of the insurance premium and an industry-wide special insurance assessment of $850,000 imposed during the second quarter of 2009.  Excluding the FDIC special assessment, the Company recorded $2.7 million in net income for the second quarter of 2009, or $0.10 per diluted share.

Selected Highlights

•                  Asset quality continues to be excellent.  Nonperforming assets remained low at 0.41% of total assets, and annualized net loan charge offs year to date were 0.18% of loans outstanding.

•                  During the second quarter, the Company completed a successful capital raise of $31.6 million.  Although the Company has consistently remained well capitalized by exceeding all regulatory standards and has maintained adequate loan loss reserves, the new capital will allow the Company to continue penetrating its existing footprint and take full advantage of bank consolidation opportunities.

•                  The loans receivable portfolio grew to $1.20 billion, an increase of $128 million, or 11.9%, compared to June 30, 2008.  Loans held for sale increased 48.8% from the prior year to $232 million at June 30, 2009.

•                  Total deposits grew to $1.24 billion, an increase of $128 million, or 11.5%, compared to June 30, 2008. Non-interest bearing deposits increased 14.4% versus a year ago and 7.5% since the beginning of this year.

•                  Total assets at period-end were $1.86 billion versus $1.73 billion one year earlier, an increase of 8.0%.  The increase in total assets was funded by the Company’s deposit growth.

•                  Total risk-based capital to risk based assets was 14.52%, which substantially exceeds the 10.0% ratio that banking regulators consider to be the well-capitalized threshold.  Tangible common equity capital as a percentage of total assets was 9.80%.

Income Statement Review

Second quarter net income increased 145% over the same period of 2008.  Compared to the year ago quarter, net interest income increased to $12.0 million from $11.0 million.  During the current quarter, the net interest margin improved to 2.84% versus 2.61% in the first quarter of 2009.  The increases in net interest income and margin are primarily a result of the Bank’s success in growing its balance sheet while maintaining asset yields and lowering deposit rates.

Noninterest income increased $1.9 million for the three month period June 30, 2009 compared to the same period of 2008. For the six months ended June 30, 2009, noninterest income increased $3.0 million to $12.0 million.  The increase is primarily attributable to an increase in gains on mortgage banking activities.  For the second quarter of 2009, the profit from our mortgage banking operations increased to $1.4 million versus a loss of ($1.2) million in the same period last year.  Year to date through June 30th, profit increased to $2.7 million versus a loss of ($695,000) last year.  Included in year to date results are increased fees of $328,000 from “managed” mortgage banking companies and $994,000 in revenue primarily from our title company.

Noninterest expense for the three and six month periods remained constant at $13.7 million and $13.6 million for the three month periods ended June 30, 2009 and 2008, respectively, and $25.7 million and $25.5 million for the six months ended June 30, 2009 and 2008, respectively.  The Company continued to closely monitor expenditures in this business environment.

Review of Balance Sheet and Credit Quality

At June 30, 2009, total assets of the Company were $1.86 billion, an increase of 8.0% from total assets of $1.73 billion at June 30, 2008. Portfolio loans receivable grew 12% to $1.20 billion at June 30, 2009, from $1.07 billion at June 30, 2008.  The increase in the Bank’s loan portfolio was primarily comprised of increases in small business, commercial, commercial real estate and home equity lending as we continued to maintain a balanced loan portfolio.

The Bank’s asset growth was primarily funded by a 12% increase in deposits, which totaled $1.24 billion at June 30, 2009 versus $1.11 billion a year earlier.  Demand deposit account balances increased by 14% year over year reflecting the Bank’s continued focus on generating lower funding costs. The remaining increase in deposits is reflected in the Bank’s certificates of deposit balances.

Although the quality of the Bank’s loan portfolio has remained excellent, the total allowance for loan losses was increased to 1.35% of loans outstanding due to the current credit market, economic uncertainties and a slight increase in the Company’s nonperforming assets, which increased to 0.41% of total assets at June 30, 2009 compared to 0.29% at December 31, 2008 and 0.01% at June 30, 2008.  The second quarter 2009 increase comprised of one commercial loan which is secured by real estate.  Net loan charge-offs totaled $637,000 for the second quarter of 2009, compared to $237,000 for the same period of 2008.  On a year-to-date basis, net loan charge-offs totaled $1.1 million, or 0.18% of loans outstanding on an annualized basis.

MANAGEMENT COMMENTS

Bernard H. Clineburg, Chairman and Chief Executive Officer of the Company, said:

“Considering tough economic conditions, I am relatively pleased with our Company’s performance this year.  We achieved annualized double digit growth in both our loan portfolio and deposits while seeing improvement in the net interest margin from recent quarters.  We also saw an increase in mortgage originations, and the quality of our loan portfolio remained strong, differentiating Cardinal from many of its competitors in this environment.

“We successfully completed a public offering of 4 million shares of our common stock and raised $31 million of capital. I am pleased by the positive response by our investors to our financial performance and strong credit quality.  We were rewarded with an equally strong share price at a time when many financial stocks were experiencing downward pressure.  I am proud that we had 100% participation by our Board of Directors in the offering.

“This additional capital will allow the Company to continue expanding our existing footprint and to take full advantage of the current environment of bank consolidation.  The local financial market turmoil continues to bring us significant opportunities that are looking for a strong and stable community bank.

“As always, the board and management remain committed to operating a safe and sound financial institution and building upon our quality growth, and we believe we are well positioned to maximize the value of the Cardinal franchise.”

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with regard to such matters as financial and operational performance, credit quality and branch expansion. Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company. Such risks and uncertainties could cause actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed with and furnished to the Securities and Exchange Commission.

About Cardinal Financial Corporation: Cardinal Financial Corporation, a financial holding company headquartered in Tysons Corner, Virginia with assets of $1.9 billion at June 30, 2009, serves the Washington Metropolitan region through its wholly-owned subsidiary, Cardinal Bank, with 25 conveniently located banking offices. Cardinal also operates several other subsidiaries: George Mason Mortgage, LLC, and Cardinal First Mortgage, LLC, residential mortgage lending companies based in Fairfax, with six offices throughout the Washington Metropolitan region; Cardinal Trust and Investment Services, a trust division; Cardinal Wealth Services, Inc., a full-service brokerage company; and Wilson/Bennett Capital Management, Inc., an asset management company. The Company’s stock is traded on NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com or call (703) 584-3400.

Cardinal Financial Corporation and Subsidiaries

Summary Statements of Condition

June 30, 2009,  December 31, 2008 and June 30, 2008

(Dollars in thousands)

	(Unaudited)		(Unaudited)	% Change
	June 30, 2009	December 31, 2008	June 30, 2008	Current Year	Year Over Year
Cash and due from banks	$12,371	$14,919	$18,731	-17.1%	-34.0%
Federal funds sold	48,442	31,009	11,299	56.2%	328.7%

Investment securities available-for-sale	240,158	265,356	318,015	-9.5%	-24.5%
Investment securities held-to-maturity	40,910	50,183	55,550	-18.5%	-26.4%
Total investment securities	281,068	315,539	373,565	-10.9%	-24.8%

Other investments	16,467	16,370	16,383	0.6%	0.5%
Loans held for sale	232,197	157,009	156,077	47.9%	48.8%

Loans receivable, net of fees	1,198,671	1,139,348	1,070,754	5.2%	11.9%
Allowance for loan losses	(16,150)	(14,518)	(12,390)	11.2%	30.3%
Loans receivable, net	1,182,521	1,124,830	1,058,364	5.1%	11.7%

Premises and equipment, net	15,773	16,463	17,418	-4.2%	-9.4%
Goodwill and intangibles, net	14,054	14,173	17,113	-0.8%	-17.9%
Bank-owned life insurance	33,409	33,176	32,891	0.7%	1.6%
Other assets	28,112	20,269	24,492	38.7%	14.8%

TOTAL ASSETS	$1,864,414	$1,743,757	$1,726,333	6.9%	8.0%

Non-interest bearing deposits	$158,540	$147,529	$138,524	7.5%	14.4%
Interest bearing deposits	1,083,040	1,032,315	975,069	4.9%	11.1%
Total deposits	1,241,580	1,179,844	1,113,593	5.2%	11.5%

Other borrowed funds	380,906	367,198	425,495	3.7%	-10.5%
Mortgage funding checks	19,042	19,178	7,912	-0.7%	140.7%
Escrow liabilities	3,880	1,832	1,423	111.8%	172.7%
Other liabilities	22,407	17,699	18,308	26.6%	22.4%

Shareholders’ equity	196,599	158,006	159,602	24.4%	23.2%

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,864,414	$1,743,757	$1,726,333	6.9%	8.0%

Cardinal Financial Corporation and Subsidiaries

Summary Income Statements

Three and Six Months Ended June 30, 2009 and 2008

(Dollars in thousands, except share and per share data)

(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
	2009	2008	% Change	2009	2008	% Change
Net interest income	$11,963	$11,045	8.3%	$22,582	$21,379	5.6%
Provision for loan losses	(1,484)	(769)	93.0%	(2,700)	(1,089)	147.9%
Net interest income after provision for loan losses	10,479	10,276	2.0%	19,882	20,290	-2.0%

Service charges on deposit accounts	496	535	-7.3%	968	1,062	-8.9%
Loan service charges	825	354	133.1%	1,658	664	149.7%
Investment fee income	880	922	-4.6%	1,691	1,823	-7.2%
Realized and unrealized gains on mortgage banking activities	3,403	1,576	115.9%	6,746	3,893	73.3%
Management fee income	383	302	26.8%	714	386	85.0%
Other non-interest income	264	686	-61.5%	231	1,159	-80.1%
Total non-interest income	6,251	4,375	42.9%	12,008	8,987	33.6%

Net interest income and non-interest income	16,730	14,651	14.2%	31,890	29,277	8.9%

Salaries and benefits	6,164	5,493	12.2%	11,650	11,495	1.3%
Occupancy	1,357	1,377	-1.5%	2,734	2,776	-1.5%
Depreciation	510	593	-14.0%	1,051	1,239	-15.2%
Data processing	515	413	24.7%	969	855	13.3%
Telecommunications	322	252	27.8%	611	486	25.7%
FDIC insurance assessment	1,324	180	635.6%	1,739	360	383.1%
Settlement with mortgage correspondent	—	1,800	-100.0%	—	1,800	-100.0%
Other operating expense	3,513	3,531	-0.5%	6,989	6,450	8.4%
Total non-interest expense	13,705	13,639	0.5%	25,743	25,461	1.1%
Net income before income taxes	3,025	1,012	198.9%	6,147	3,816	61.1%
Provision for income taxes	883	138	539.9%	1,836	900	104.0%
NET INCOME	$2,142	$874	145.1%	$4,311	$2,916	47.8%

Earnings per common share - basic	$0.08	$0.04	130.0%	$0.17	$0.12	42.6%
Earnings per common share - diluted	$0.08	$0.04	130.2%	$0.17	$0.12	42.6%
Weighted-average common shares outstanding - basic	25,965,314	24,370,905	6.5%	25,319,694	24,426,234	3.7%
Weighted-average common shares outstanding - diluted	26,462,234	24,858,450	6.5%	25,787,621	24,867,818	3.7%

Reconciliation of Non-GAAP measures:

GAAP net income reported above	$2,142	$874		$4,311	$2,916
After tax impact on:
- FDIC special assessment	557	—		557	—
- Settlement with mortgage correspondent	—	1,179		—	1,179

Operating earnings, excluding nonrecurring expenses reported above:	$2,699	$2,053	31.5%	$4,868	$4,095	18.9%

GAAP earnings per share - diluted reported above	$0.08	$0.04		$0.17	$0.12
After tax impact on:
- FDIC special assessment	0.02	—		0.02	—
- Settlement with mortgage correspondent	—	0.04		—	0.04

Operating earnings per common share - diluted (excluding nonrecurring expenses reported above)	$0.10	$0.08	35.7%	$0.19	$0.16	20.0%

Cardinal Financial Corporation and Subsidiaries

Selected Financial Information

(Dollars in thousands, except per share data and ratios)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Income Statements:
Interest income	$21,130	$22,177	$41,648	$45,331
Interest expense	9,167	11,132	19,066	23,952
Net interest income	11,963	11,045	22,582	21,379
Provision for loan losses	1,484	769	2,700	1,089
Net interest income after provision for loan losses	10,479	10,276	19,882	20,290
Non-interest income	6,251	4,375	12,008	8,987
Non-interest expense	13,705	13,639	25,743	25,461
Net income before income taxes	3,025	1,012	6,147	3,816
Provision for income taxes	883	138	1,836	900
Net income	$2,142	$874	$4,311	$2,916

Balance Sheet Data:

	June 30, 2009	June 30, 2008
Total assets	$1,864,414	$1,726,333
Loans receivable, net of fees	1,198,671	1,070,754
Allowance for loan losses	(16,150)	(12,390)
Loans held for sale	232,197	156,077
Total investment securities	281,068	373,565
Total deposits	1,241,580	1,113,593
Other borrowed funds	380,906	425,495
Total shareholders’ equity	196,599	159,602

Common shares outstanding	28,690	24,107

Selected Average Balances:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2009	2008	2009	2008
Total assets	$1,776,422	$1,652,870	$1,748,555	$1,644,318
Loans receivable, net of fees	1,180,982	1,052,938	1,168,206	1,047,954
Allowance for loan losses	(15,733)	(12,005)	(15,233)	(11,903)
Loans held for sale	202,499	141,583	187,241	140,459
Total investment securities	242,882	328,767	262,034	332,257
Interest earning assets	1,699,088	1,569,702	1,673,335	1,560,532
Total deposits	1,222,110	1,122,712	1,193,860	1,118,898
Other borrowed funds	353,883	347,775	363,946	343,719
Total shareholders’ equity	177,914	163,385	169,699	162,374
Weighted Average:
Common shares outstanding - basic	25,965	24,371	25,320	24,426
Common shares outstanding - diluted	26,462	24,858	25,788	24,868

Per Common Share Data:
Basic net income	$0.08	$0.04	$0.17	$0.12
Fully diluted net income	0.08	0.04	0.17	0.12
Book value	6.85	6.62	6.85	6.62
Tangible book value (1)	6.32	6.00	6.32	6.00

Performance Ratios:
Return on average assets	0.48%	0.21%	0.49%	0.35%
Return on average equity	4.82%	2.14%	5.08%	3.59%
Net interest margin (2)	2.84%	2.85%	2.73%	2.77%
Efficiency ratio (3)	75.24%	76.78%	74.42%	77.92%
Non-interest income to average assets	1.41%	1.06%	1.37%	1.09%
Non-interest expense to average assets	3.09%	3.30%	2.94%	3.10%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.18%	0.06%
Nonaccrual loans to loans receivable, net of fees			0.63%	0.00%
Nonaccrual loans to total assets			0.41%	0.00%
Total loans receivable past due 30 days or more			$3,763	$1,036
Total loans receivable past due 90 days or more			$—	$409
Allowance for loan losses to loans receivable, net of fees			1.35%	1.16%
Allowance for loan losses to nonperforming loans			201.31%	2910.27%

Capital Ratios:
Tier 1 risk-based capital			13.43%	11.95%
Total risk-based capital			14.52%	12.87%
Leverage capital ratio			11.43%	10.06%
Tangible common equity to total assets			9.80%	8.46%

(1)	Tangible book value is calculated as total shareholders’ equity, adjusted for changes in other comprehensive income, less goodwill and other intangible assets, divided by common shares outstanding.
(2)	Net interest margin is calculated as net interest income divided by total average earning assets and reported on a tax equivalent basis at a rate of 34%.
(3)	Efficiency ratio is calculated as total non-interest expense (less nonrecurring expense) divided by the total of net interest income and non-interest income.

Cardinal Financial Corporation and Subsidiaries

Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities

Three and Six Months Ended June 30, 2009 and 2008

(Dollars in thousands)

(Unaudited)

	For the Three Months Ended				For the Six Months Ended
	June 30, 2009		June 30, 2008		June 30, 2009		June 30, 2008
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees (1)
Commercial and industrial	$158,159	4.67%	$126,374	5.96%	$164,302	4.80%	$131,455	6.45%
Real estate - commercial	538,079	6.27%	428,435	6.55%	514,029	6.26%	422,046	6.57%
Real estate - construction	174,903	4.75%	191,377	5.85%	177,292	4.34%	191,130	6.30%
Real estate - residential	197,985	5.39%	213,725	5.58%	202,455	5.43%	212,845	5.62%
Home equity lines	109,430	3.64%	90,352	4.66%	107,659	3.69%	87,761	5.06%
Consumer	2,426	6.61%	2,675	5.85%	2,469	6.21%	2,717	6.59%
Total loans	1,180,982	5.44%	1,052,938	5.99%	1,168,206	5.38%	1,047,954	6.18%

Loans held for sale	202,499	4.34%	141,583	5.52%	187,241	4.29%	140,459	5.81%
Investment securities - available-for-sale (1)	198,129	5.11%	269,136	5.31%	215,140	5.13%	267,192	5.22%
Investment securities - held-to-maturity	44,753	3.75%	59,631	4.21%	46,894	3.86%	65,065	4.23%
Other investments	15,728	0.00%	15,066	5.72%	15,681	-0.25%	14,840	5.84%
Federal funds sold (1)	56,997	0.22%	31,348	2.29%	40,173	0.22%	25,022	2.54%
Total interest-earning assets	1,699,088	5.00%	1,569,702	5.69%	1,673,335	5.01%	1,560,532	5.84%

Non-interest earning assets:
Cash and due from banks	1,762		6,710		931		7,671
Premises and equipment, net	15,907		17,743		16,106		18,011
Goodwill and intangibles, net	14,093		17,147		14,123		17,180
Accrued interest and other assets	61,305		53,573		59,293		52,827
Allowance for loan losses	(15,733)		(12,005)		(15,233)		(11,903)

TOTAL ASSETS	$1,776,422		$1,652,870		$1,748,555		$1,644,318

Interest-bearing liabilities:
Interest checking	$123,000	0.98%	$124,892	2.12%	$121,098	1.13%	$124,864	2.41%
Money markets	49,553	1.11%	39,825	2.44%	46,945	1.22%	41,076	2.61%
Statement savings	282,285	1.57%	378,143	2.79%	271,925	1.70%	376,582	3.17%
Certificates of deposit	618,865	2.92%	455,095	3.81%	612,760	3.14%	452,793	4.11%
Total interest-bearing deposits	1,073,703	2.26%	997,955	3.16%	1,052,728	2.45%	995,315	3.48%

Other borrowed funds	353,883	3.54%	347,775	3.77%	363,946	3.47%	343,719	3.95%
Total interest-bearing liabilities	1,427,586	2.58%	1,345,730	3.32%	1,416,674	2.71%	1,339,034	3.60%

Noninterest-bearing liabilities:
Noninterest-bearing deposits	148,407		124,757		141,132		123,583
Other liabilities	22,515		18,998		21,050		19,327

Shareholders’ equity	177,914		163,385		169,699		162,374

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$1,776,422		$1,652,870		$1,748,555		$1,644,318

NET INTEREST MARGIN (1)		2.84%		2.85%		2.73%		2.77%

(1) The average yields for loans receivable, investment securities available-for-sale and fed funds sold (which includes investments in money market preferred stock) are reported on a fully taxable-equivalent basis at a rate of 34%.

Cardinal Financial Corporation and Subsidiaries

Segment Reporting at and for the Three and Six Months Ended June 30, 2009 and 2008

(Dollars in thousands)

(Unaudited)

At and for the Three Months Ended June 30, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$11,412	$779	$—	$(228)	$—	$11,963
Provision for loan losses	1,416	68	—	—	—	1,484
Non-interest income	820	4,458	885	116	(28)	6,251
Non-interest expense	9,223	3,005	784	721	(28)	13,705
Provision for income taxes	387	744	35	(283)	—	883
Net income (loss)	$1,206	$1,420	$66	$(550)	$—	$2,142
Reconciliation of Non-GAAP measures:
After tax impact on:
- FDIC special assessment	$557	$—	$—	$—	$—	$557
Operating earnings, excluding nonrecurring expenses reported above	$1,763	$1,420	$66	$(550)	$—	$2,699

Average Assets	$1,769,354	$204,305	$3,434	$198,632	$(399,303)	$1,776,422

At and for the Three Months Ended June 30, 2008:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$10,437	$884	$—	$(276)	$—	$11,045
Provision for loan losses	605	164	—	—	—	769
Non-interest income	1,358	2,088	922	7	—	4,375
Non-interest expense	7,355	4,694	844	746	—	13,639
Provision for income taxes	1,105	(649)	27	(345)	—	138
Net income (loss)	$2,730	$(1,237)	$51	$(670)	$—	$874
Reconciliation of Non-GAAP measures:
After tax impact on:
- Settlement with mortgage correspondent	$—	$1,179	$—	$—	$—	$1,179
Operating earnings, excluding nonrecurring expenses reported above	$2,730	$(58)	$51	$(670)	$—	$2,053

Average Assets	$1,645,803	$147,394	$3,630	$178,222	$(322,179)	$1,652,870

At and for the Six Months Ended June 30, 2009:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$21,542	$1,510	$—	$(470)	$—	$22,582
Provision for loan losses	2,606	94	—	—	—	2,700
Non-interest income	2,159	8,695	1,706	(508)	(44)	12,008
Non-interest expense	17,170	5,962	1,591	1,064	(44)	25,743
Provision for income taxes	1,064	1,427	39	(694)	—	1,836
Net income (loss)	$2,861	$2,722	$76	$(1,348)	$—	$4,311
Reconciliation of Non-GAAP measures:
After tax impact on:
- FDIC special assessment	$557	$—	$—	$—	$—	$557
Operating earnings, excluding nonrecurring expenses reported above	$3,418	$2,722	$76	$(1,348)	$—	$4,868

Average Assets	$1,740,628	$187,146	$3,455	$189,752	$(372,426)	$1,748,555

At and for the Six Months Ended June 30, 2008:

	Commercial	Mortgage	Wealth Management &		Intersegment
	Banking	Banking	Trust Services	Other	Elimination	Consolidated
Net interest income	$20,390	$1,632	$—	$(643)	$—	$21,379
Provision for loan losses	925	164	—	—	—	1,089
Non-interest income	2,423	4,723	1,822	19	—	8,987
Non-interest expense	15,069	7,250	1,716	1,426	—	25,461
Provision for income taxes	1,923	(364)	38	(697)	—	900
Net income (loss)	$4,896	$(695)	$68	$(1,353)	$—	$2,916
Reconciliation of Non-GAAP measures:
After tax impact on:
- Settlement with mortgage correspondent	$—	$1,179	$—	$—	$—	$1,179
Operating earnings, excluding nonrecurring expenses reported above	$4,896	$484	$68	$(1,353)	$—	$4,095

Average Assets	$1,635,886	$145,197	$3,677	$177,964	$(318,406)	$1,644,318